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                            EXHIBIT 16.1 TO FORM 8-K



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SEMPLE & COOPER P.L.C.





August 14, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:               Electronic Manufacturing Services Group, Inc.

Dear Ladies and Gentlemen:

         We have read Item 4 of the Form 8-K of Electronic Manufacturing Services Group, Inc. dated August 14, 1996 and are in agreement with the statements contained therein regarding Semple & Cooper P.L.C.

Yours very truly,

/s/ Semple & Cooper, P.L.C.

Semple & Cooper, P.L.C.